UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                 Date of Event Requiring Report: September 26, 2003


                                  DOMINIX, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


             000-29462                               13-4127624
         (Commission File Number)        (IRS Employer Identification No.)


   150 Broadhollow Road, Suite 103, Melville, New York         11747
         (Address of Principal Executive Offices)           (Zip Code)


                                 (631) 385-6200
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Item 5.     Other Events and Regulation FD Disclosure
            -----------------------------------------

     On September 26, 2003, Dominix, Inc. (the "Company")entered into an amended letter of intent (the "Amended LOI") relating to the proposed acquisitions by the Company of Jade Entertainment Group, Inc., a New York corporation and certain assets of MarketShare Recovery Inc., a Delaware corporation (collectively, the "Transactions"). Jade Entertainment Group, Inc. ("Jade") is engaged in the business of operating an internet search engine for adult entertainment. MarketShare Recovery, Inc. ("MarketShare") is an on-line advertising and marketing company and is a publicly reporting company (OTC BB:
MSRY). The Amended LOI amends a prior letter of intent dated July 22, 2003, as previously amended September 22, 2003, by terminating the involvement of Blu TV, Inc., a privately held New York corporation in a proposed acquisition by the Company. In addition, the Amended LOI includes MarketShare which has agreed to sell all or substantially all of its assets to the Company. The terms of the Transactions provide for the Company to issue to MarketShare and to the stockholders of Jade a newly created Series B Preferred Stock convertible into greater than a majority of the issued and outstanding shares of common stock of the Company. Conditions precedent to the completion of the Transactions include completion of the Company's financial, operational and legal due diligence of each party, execution of definitive agreements and compliance with all applicable regulatory requirements. The Company has made a short-term working capital loan to Jade of $50,000 on a secured basis in advance of any closing of the acquisition of Jade by the Company.

Item  7.    Financial  Statements,  Pro Forma Financial Information and Exhibits
     ------------------------------------------------------------------

     (a)  Financial  Statements

          None

     (b)  Pro  Forma  Financial  Information

          None


     (c)  Exhibits

          None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                DOMINIX, INC.
                                                 (Registrant)



                                           By: /s/ Andrew S. Schenker
                                               ---------------------------------
                                               Andrew S. Schenker, President

Date: October 3, 2003